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                                                                Exhibit 8(a)(iv)

                AMENDMENT NO. 12 TO FUND PARTICIPATION AGREEMENT

This Amendment , ("Amendment") dated as of May 1, 2014, is to the Fund Participation Agreement dated July 1, 2003, as amended, ("Agreement") between THE LINCOLN NATIONAL LIFE INSURANCE COMPANY ("Lincoln National"), a life insurance company organized under the laws of the State of Indiana, LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ( "LNY"), a life insurance company organized under the laws of the State of New York on behalf of itself and on behalf of the Separate Accounts as listed on Appendix B of the Agreement, and AMERICAN FUNDS INSURANCE SERIES (the "Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC") a corporation organized under the laws of the State of Delaware. The term "Company" used in this Agreement refers to the respective undersigned life insurance company whose products are being solicited and sold. Unless otherwise stated in this Agreement, any rights, obligations and liabilities of the undersigned companies are separate and distinct. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, Lincoln National, LNY, Series, and CRMC desire to amend the Agreement.

NOW, THERFORE, the Agreement is amended as follows:

1.   The fifth recital is hereby deleted and replaced with the following:

     "WHEREAS, the Series is divided into various Funds (the "Funds"), each Fund being subject to certain fundamental investment policies some of which may not be changed without a majority vote of the shareholders of such Fund;"

2.   Section 5 is hereby deleted in its entirety and replaced by the following:

     5. The Series has made and agrees to make Class P1, Class P2, Class 1, Class 2, and Class 4 shares of the Funds that offer such share classes available to the Contracts. Company agrees to give the Series and CRMC at least 30 days' notice prior to adding any additional Funds or additional share classes of any Funds as underlying investment options to the Contracts. Company will be entitled to a Rule 12b-1 fee paid by the Series and to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class P2, Class 2 and Class 4 shares of each Fund attributable to the Contracts with investments in Accounts corresponding to the Class P2, Class 2 and Class 4 shares of each Fund for as long as the Series' Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act for each of Class P2, Class 2, and Class 4 shares (each, a "12b-1 plan") remains in effect.

3.   Appendix B is hereby amended and replaced with the attached Appendix B.

4.   Appendix D is deleted in its entirety.

5.   Section 28 is hereby deleted in its entirety and replaced by the following:

     28. During the term of this Agreement, Company shall perform the administrative services ("Services") set forth on Appendix E hereto, as such appendix may be amended from time to time by

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     mutual consent of the parties, in respect of Accounts holding Class P1,
     Class P2, and/or Class 4 shares of each Fund. In consideration of Company performing the Services, the Series agrees to pay the Company an administrative services fee of 0.25% of the average daily net asset value of all Class P1, Class P2, or Class 4 shares of the Funds held by each Account, payable quarterly, in arrears pursuant to an Insurance Administrative Services Plan adopted by the Series. The Series shall pay all fees within forty-five (45) days following the end of the calendar quarter for fees accrued during that quarter. The fee will be calculated as the product of (a) the average daily net asset value of all Class P1, Class P2, or Class 4 shares of the Funds held by each Subaccount during the quarter; (b) the number of days in the quarter; and (c) the quotient of
     0.0025 divided by the 365. CRMC will evaluate periodically Company's service levels, including compliance with established NSCC guidelines, transaction errors, compliance with the prospectus and complaints from Contract owners, in determining whether to continue making payments under the Insurance Administrative Services Plan. The Company represents to the Series and CRMC that it will not receive compensation for the Services from contractholder fees or any other source.

6.   The following Section 30 is added to the agreement:

     30. Company, directly or through subcontractors (including a designated affiliate), shall provide the certain services described in this Agreement on behalf of American Funds Distributors, Inc, ("AFD"), American Funds Service Company ("Transfer Agent") and the Funds in connection with the sale and servicing of the Contracts with underlying investments in Class 1 or Class 2 Shares of the Funds. The services to be provided by Company to its Accounts include, (i) mailing and otherwise making available to contractholders, shareholder communications including, without limitation, prospectuses, proxy materials, shareholder reports, unaudited semi-annual and audited annual financial statements, and other notices; (ii) handling general questions regarding the Funds from contractholders including, without limitation, advising as to performance, yield being earned, dividends declared, and providing assistance with other questions concerning the Funds; (iii) preparing and mailing periodic account statements showing the total number of Separate Account units owned by the contractholder in that account, the value of such units, and purchases, redemptions, dividends, and distributions in the account during the period covered by the statement; and (iv) preparing and mailing IRS Form 1099-R, IRS Form W-2 and/or other IRS forms as required by applicable Internal Revenue Service rules and regulations. Administrative services to contractholders shall be the responsibility of Company and shall not be the responsibility of AFD, Transfer Agent or any of their affiliates.

7. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:    /s/ Daniel R. Hayes
Name:  Daniel R. Hayes
Title: Vice President


LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:    /s/ Daniel R. Hayes
Name:  Daniel R. Hayes
Title: Vice President


AMERICAN FUNDS INSURANCE SERIES

By:    /s/ Steven I. Koszalka
Name:  Steven I. Koszalka
Title: Secretary


CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:    /s/ Michael J. Downer
Name:  Michael J. Downer
Title: Senior Vice President and Secretary


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                                                  Appendix B
                                             Effective May 1, 2014

American Legacy Variable Annuity**
American Legacy II Variable Annuity**
American Legacy III/(B Class) Variable Annuity*
American Legacy III C Share Variable Annuity*
American Legacy III Plus Variable Annuity*
American Legacy III View Variable Annuity*
American Legacy Shareholder's Advantage/(A Class)*
American Legacy Design*
American Legacy Group
American Legacy Retirement Income Plan
American Legacy Life**
American Legacy Estate Builder
American Legacy Variable Life**
American Legacy VUL(DB) II*
American Legacy VUL(DB) IV*
American Legacy VUL(CV) III*
American Legacy VUL(CV) IV*
American Legacy SVUL III*
American Legacy SVUL IV*
American Legacy PreservationEdge SVUL*
American Legacy(R) Signature*
American Legacy(R) Series*
Lincoln VUL(ONE)* Elite
Lincoln VUL(ONE)  2010
Lincoln Momentum VUL(ONE)* Elite
Lincoln Momentum SVUL(ONE)* Elite
Lincoln VUL(CV)*
Lincoln VUL(CV) II*
Lincoln VUL(CV) II Elite
Lincoln VUL(CV) III* Elite
Lincoln VUL(CV) IV* Elite
Lincoln VUL(DB)*
Lincoln VUL(DB)* Elite
Lincoln VUL(DB) II* Elite
Lincoln VUL(DB) IV* Elite
Lincoln VUL III**
Lincoln VUL MoneyGuard
Lincoln CVUL Series III*
Lincoln Corporate Variable 4*
Lincoln Corporate Variable 5*
Lincoln Corporate Variable Private Solution*
Lincoln VUL Flex Elite*
Lincoln SVUL Elite***

Lincoln SVUL IV Elite*
Lincoln VULone 2005 Elite*
Lincoln Momentum VULone 2005 Elite*
Lincoln VULone 2007 Elite*
Lincoln Momentum VULone 2007 Elite*
Lincoln SVULone 2007 Elite*
Lincoln Momentum SVULone 2007 Elite*
Lincoln AssetEdge VUL Elite*
Lincoln ChoicePlus*
Lincoln ChoicePlus Access*
Lincoln ChoicePlus Bonus*
Lincoln ChoicePlus II*
Lincoln ChoicePlus II Access*
Lincoln ChoicePlus II Bonus*
Lincoln ChoicePlus II Advance*
Lincoln ChoicePlus Assurance (B Share)*
Lincoln ChoicePlus Assurance (C Share)*
Lincoln ChoicePlus Assurance (L Share)*
Lincoln ChoicePlus Assurance (Bonus)*
Lincoln ChoicePlus Assurance (A Share/Class)*
Lincoln ChoicePlus Assurance (B Class)*
Lincoln ChoicePlus Design*
Lincoln ChoicePlus Fusion*
Lincoln InvestmentSolutions(SM)*
Lincoln Investor Advantage(SM)*
Lincoln Investor Advantage(SM) Fee Based*
Lincoln Investor Advantage(SM) RIA*
MultiFund(R) 1-4 Individual Variable Annuity
MultiFund(R) 5 Individual Variable Annuity
MultiFund(R) Select Individual Variable Annuity
MultiFund(R) Group Variable Annuity
Lincoln SVUL*
Lincoln SVUL II*
Lincoln SVUL III*
Lincoln SVUL(ONE)*
Group Variable Annuity (GVA)*
Wells Fargo New Directions Core***
Wells Fargo New Directions Access***
Wells Fargo New Directions Access 4***
Director(TM)*
Lincoln Corporate Commitment Private Placement BOLI
Lincoln Corporate Commitment Variable Universal Life
Private Placement Variable Universal Life

*Includes both the Lincoln National and LNY versions of this product.
**Class 1 shares are offered in these products.
***In connection with Wells Fargo New Directions Core, Wells Fargo New Directions Access and Wells Fargo New Directions Access 4 Contracts, Lincoln National, as the issuer of these Contracts, agrees to make shares of American Funds Insurance Series available through these Contracts only so long as they are sold exclusively through registered representatives of Lincoln Financial Advisors and Wells Fargo Investments LLC. In the event that Wells Fargo undergoes a change in control or assigns its responsibilities with respect to the Contracts to a third party, American Funds Insurance Series reserves the right to discontinue making its shares available for purchase through these Contracts.